EXHIBIT 16.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form No. S-1 (No. 333-66100) of Earth Search Sciences, Inc. of our report dated June 9, 2000 relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Portland, Oregon
July 6, 2002
















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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this annual report on Form 10-K for the year ended March 31, 2002, of our report dated June 5, 2002, appearing in the Registration Statement on Form No. S-1 (No. 333-66100) of Earth Search Sciences, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective September 14, 2001.


GRANT THORNTON LLP
Seattle, Washington
August 9, 2002